UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

Cerecor Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37590	45-0705648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Pratt Street Suite 606 Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This report amends the Current Report on Form 8-K of Cerecor Inc. (the “Company”), dated December 17, 2015 and filed with the Securities and Exchange Commission on December 21, 2015, and first amended on December 29, 2015, to report the separation agreement of Blake Paterson, who resigned as the Company’s President and Chief Executive Officer and as a director of the Company, effective December 31, 2015, on December 17, 2015.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Separation Agreement with Blake Paterson

In connection with his resignation as President and Chief Executive Officer and a director of the Company, Dr. Paterson and the Company entered into a separation agreement (the “Separation Agreement”), to be effective January 9, 2016 (the “Effective Date”), provided that Dr. Paterson does not prior revoke his acceptance of the Separation Agreement.

Pursuant to the Separation Agreement, the Company will pay Dr. Paterson all accrued salary and all accrued and unused vacation earned through December 31, 2015 (the “Separation Date”), as well as an annual bonus for the year ended December 31, 2015 in the amount of $207,500.  Dr. Paterson will receive severance payments equal to his last base salary of $415,000 for a period of 12 months following the Separation Date, as well as an additional payment in the amount of $112,500.  The Company will pay Dr. Paterson’s COBRA premiums necessary to continue the health insurance coverage in effect for Dr. Paterson and his covered dependents on the Separation Date if he timely elects and remains eligible for continued coverage under COBRA until the earliest of (x) the first anniversary of the Separation Date; (y) the expiration of Dr. Paterson’s eligibility for the continuation coverage under COBRA; or (z) the date when Dr. Paterson becomes eligible for substantially equivalent health insurance coverage.  All of Dr. Paterson’s outstanding options to purchase shares of the Company’s common stock will have fully vested as of the Effective Date and Dr. Paterson’s three prior options to purchase shares of the Company’s common stock will be exercisable on or before the expiration of the applicable term set forth in the documents governing each such option.

The foregoing description of the Separation Agreement is a summary, is not complete and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerecor Inc.

By:	/s/ Mariam Morris
Mariam Morris
Chief Financial Officer

Date:   January 5, 2016

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